UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 17, 2018

Endocyte, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35050	35-1969-140
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3000 Kent Avenue, Suite A1-100, West Lafayette, Indiana	47906
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 765-463-7175

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.01                                  Completion of Acquisition or Disposition of Assets.

As previously disclosed, on October 17, 2018, Endocyte, Inc., a Delaware corporation (“Endocyte”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Novartis AG, a company organized under the laws of Switzerland (“Novartis”), and Edinburgh Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Novartis (“Merger Sub”).  Pursuant to the Merger Agreement, on December 21, 2018 (the “Closing Date”), Merger Sub was merged with and into Endocyte (the “Merger”), with Endocyte continuing as the surviving corporation and a wholly owned subsidiary of Novartis.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Endocyte common stock, par value $0.001 per share (the “Endocyte common stock”) (other than shares owned by Endocyte, Novartis or Merger Sub immediately prior to the Effective Time (which shares were canceled) and shares with respect to which appraisal rights were properly demanded and not withdrawn under Delaware law (collectively, the “Excluded Shares”)), was automatically converted into the right to receive $24.00 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”).

At the Effective Time, each stock option to purchase shares of Endocyte common stock that was outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, was (i) if the exercise price of such option was less than the Merger Consideration, canceled, with the holder becoming entitled to receive an amount in cash equal to (a) the excess of the Merger Consideration over the exercise price of the option, multiplied by (b) the number of shares of Endocyte common stock subject to such option (subject to any applicable withholding taxes); or (ii) if the exercise price of such option was equal to or greater than the Merger Consideration, canceled without any consideration being payable.

Also at the Effective Time, each restricted stock unit (“RSU”) that was outstanding and not settled immediately prior to the Effective Time, whether vested or unvested, was canceled and converted into the right to receive an amount in cash equal to the Merger Consideration multiplied by the number of shares of Endocyte common stock subject to such RSU (subject to any applicable withholding taxes).

The foregoing descriptions of the Merger and the Merger Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, which was previously filed as Exhibit 2.1 to Endocyte’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 18, 2018 and is incorporated herein by reference as Exhibit 2.1 to this Current Report on Form 8-K.

ITEM 3.01                                  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, on the Closing Date, Endocyte notified The Nasdaq Stock Market LLC (“Nasdaq”) that the Merger had been completed and requested that trading in shares of Endocyte common stock on the Nasdaq Global Market be suspended and that the shares of Endocyte common stock be withdrawn from listing on the Nasdaq Global Market.  Endocyte also requested that Nasdaq file with the SEC a notification of removal from listing and registration on Form 25 with respect to Endocyte common stock to delist Endocyte common stock from the Nasdaq Global Market and to deregister Endocyte common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Endocyte intends to file with the SEC, on Form 15, a certification and notice of termination of the registration of Endocyte common stock under Section 12(g) of the Exchange Act and suspension of Endocyte’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

ITEM 3.03                                  Material Modification to Rights of Security Holders.

The information set forth under Items 2.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

At the Effective Time, each outstanding share of Endocyte common stock (other than the Excluded Shares) was automatically converted into the right to receive the Merger Consideration.  At the Effective Time, all holders of Endocyte common stock (other than the Excluded Shares) ceased to have any rights with respect thereto other than the right to receive the Merger Consideration.

ITEM 5.01                                  Changes in Control of Registrant.

The information set forth under Items 2.01 and 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the Merger, a change in control of Endocyte occurred on the Closing Date, and Endocyte is now a wholly owned subsidiary of Novartis.

The aggregate consideration payable by Novartis in connection with the Merger (including with respect to shares of Endocyte common stock, stock options to purchase shares of Endocyte common stock and RSUs) is approximately $2.1 billion.  Novartis financed the Merger through cash on hand.

ITEM 5.02                                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Director Matters

In connection with the Merger, and pursuant to the terms of the Merger Agreement, at the Effective Time, each of John C. Aplin, Colin Goddard, Marc D. Kozin, Philip S. Low, Patrick Machado, Fred A. Middleton, Lesley Russell, Michael A. Sherman and Dawn Svoronos ceased to be a member of the Endocyte Board of Directors and the committees thereof.  Pursuant to the terms of the Merger Agreement, at the Effective Time, the directors of Merger Sub as of immediately prior to the Effective Time, Christian Klee and Susanne Schaffert, became the directors of Endocyte.

2018 Cash Bonuses for Named Executive Officers

On December 17, 2018, the Compensation Committee of the Board of Directors of Endocyte, based on its review of the results of the 2018 Key Results Areas (“KRAs”) for each of Endocyte’s executive officers (which KRAs had been established by the Compensation Committee in early 2018), approved weighted KRA scores and the payment of a cash bonus amount to each of Endocyte’s named executive officers (Michael A. Sherman, Michael T. Andriole, Alison A. Armour, Christopher P. Leamon and Katherine K. Parker) (the “NEOs”) as follows:

Bonus
Named Executive Officer	$
Michael A. Sherman	$429,508
Michael T. Andriole	$209,178
Alison A. Armour, M.D.	$221,917
Christopher P. Leamon, Ph.D.	$193,782
Katherine K. Parker	$106,538

Tax Reimbursement Arrangements

Effective December 19, 2018, Endocyte entered into amendments (the “Amendments”) to the Change in Control and Severance Agreements (the “CIC Agreements”) with each of the NEOs, which Amendments provide that Endocyte will reimburse the individual for any taxes, penalties and interest related to any taxes that may be imposed on him or her under the excise tax provisions of Section 280G and Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), such that, on a net after-tax basis, the affected executive would be in the same position as if no such excise tax had applied to him or her (the “Tax Reimbursement

Payments”).  The Amendments provide that the aggregate amount of Tax Reimbursement Payments that Endocyte will make to all of its executives is limited to $5.0 million, as agreed to by Endocyte and Novartis in connection with the Merger Agreement, which limitation will be applied, if necessary, on a pro rata basis.

The Amendments also replace in their entirety the provisions in the CIC Agreements that provided that the amount of any severance and any other merger-related payments and benefits that an executive otherwise would be entitled to receive under the CIC Agreements would be reduced to the extent necessary to avoid the excise tax under Section 4999 of the Code, but only if such reduction would result in the executive retaining a greater amount of such payments and benefits on an after-tax basis than had no reduction been made.

The foregoing description of the CIC Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of CIC Agreement, which was previously filed as Exhibit 10.1 to Endocyte’s Current Report on Form 8-K filed with the SEC on May 18, 2015 and is incorporated herein by reference as Exhibit 10.1 to this Current Report on Form 8-K.  The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.03                                  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Pursuant to the terms of the Merger Agreement, at the Effective Time: (i) the certificate of incorporation of Endocyte was amended and restated in its entirety to be identical to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time (except that references therein to the name of Merger Sub were replaced by references to Endocyte, Inc.), and (ii) the bylaws of Endocyte were amended and restated in their entirety to be identical to the bylaws of Merger Sub as in effect immediately prior to the Effective Time (except that references therein to the name of Merger Sub were replaced by references to Endocyte, Inc.).

The amended and restated certificate of incorporation and amended and restated bylaws of Endocyte are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 5.03.

ITEM 5.07                                  Submission of Matters to a Vote of Security Holders.

On December 20, 2018, Endocyte held a special meeting of holders of Endocyte common stock (the “Special Meeting”).  The following matters (the “Proposals”) were voted upon by the stockholders with the final voting results as shown:

Proposal 1 — To adopt the Merger Agreement, by and among Endocyte, Novartis and Merger Sub, pursuant to which Merger Sub will be merged with and into Endocyte.

For	Against	Abstain	Broker Non-Votes
57,056,146	86,911	95,529	0

Proposal 2 — To approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to Endocyte’s named executive officers in connection with the Merger.

For	Against	Abstain	Broker Non-Votes
44,956,453	11,845,910	436,223	0

Proposal 3 — To approve the adjournment of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement.

For	Against	Abstain	Broker Non-Votes
54,227,569	2,888,594	122,423	0

All three Proposals were approved, each receiving the affirmative requisite vote of the holders of shares of Endocyte common stock.  Although Proposal 3 was approved, the adjournment of the Special Meeting to solicit additional proxies was not necessary or appropriate because there were sufficient votes at the time of the Special Meeting to adopt the Merger Agreement.

Each Proposal is described in detail in Endocyte’s definitive proxy statement filed with the SEC on November 16, 2018, as amended and supplemented prior to the Special Meeting.

ITEM 9.01                                  Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit Index

Exhibit No.	Exhibit

2.1

Agreement and Plan of Merger, dated as of October 17, 2018, among Novartis AG, Edinburgh Merger Corporation and Endocyte, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on October 18, 2018)

3.1	Amended and Restated Certificate of Incorporation of Endocyte, Inc., effective December 21, 2018

3.2	Amended and Restated Bylaws of Endocyte, Inc., effective December 21, 2018

10.1	Form of Endocyte, Inc. Change in Control and Severance Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on May 18, 2015)

10.2	Form of Amendment to Change in Control and Severance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endocyte, Inc.

December 21, 2018	By:	/s/ Michael A. Sherman
Name: Michael A. Sherman
Title: President and Chief Executive Officer